FIRST AMENDMENT
TO THE
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY OPERATING AGREEMENT
OF
ILLINOIS POWER HOLDINGS, LLC

This First Amendment to the Amended and Restated Limited Liability Company Operating Agreement of Illinois Power Holdings, LLC (the "***Company***"), dated as of April 30, 2015 (this "***Amendment***") is made by Illinois Power Holdings II, LLC, a Delaware corporation, as the sole member of the Company (the "***Member***").

WHEREAS, the Company has been formed as a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.) (the "***Act***") pursuant to the Certificate of Formation of the Company, dated March 7, 2013, as filed in the office of the Secretary of State of the State of Delaware (the "***Secretary of State***") on March 7, 2013, and an Amended and Restated Limited Liability Company Operating Agreement of the Company dated as of December 2, 2013 (the "***Agreement***"), as entered into by the Member.

WHEREAS, a Certificate of Amendment of Certificate of Formation of the Company, dated April 30, 2015 (the "***Certificate of Amendment***"), was filed with the Secretary of State on April 30, 2015, which certificate reflected a change in the name of the Company from "Illinois Power Holdings, LLC" to "IPH, LLC"; and

WHEREAS, the Member desires to reflect the aforementioned change in name of the Company in the Agreement pursuant to this Amendment.

NOW THEREFORE, the undersigned, in consideration of the premises, covenants and agreements contained herein, does hereby agree as follows:

1. Amendments.

a. **Section 1.** of the Agreement is hereby deleted in its entirety and replaced with the following:

Section 1. Name.

The name of the limited liability company is IPH, LLC.

b. The Agreement is hereby further amended by deleting all references to "Illinois Power Holdings, LLC" within the Agreement in their entirety and replacing such references with the following: "IPH, LLC".

2. Authorization. Heidi D. Lewis, as an "authorized person" of the Company within the meaning of the Act, executed, delivered and filed with the Secretary of State the Certificate

of Amendment, and such execution, delivery and filing of the Certificate of Amendment are hereby ratified in all respects.

3. Binding Effect. This Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and all other parties to the Agreement and their respective successors and assigns.

4. Agreement in Effect. Except as hereby amended, the Agreement shall remain in full force and effect.

5. Governing Law. This Amendment shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws without regard to principles of conflicts of laws.

6. Severability. Each provision of this Amendment shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability and illegality shall not impair the operation of or affect those protions of this Amendment that are valid, enforceable and legal.

[*Signature page follows*]

IN WITNESS WHEREOF, the undersigned, being an authorized representative of the Member and each of the Managers of the Company have caused this Amendment to be duly executed as of the day and year first above written.

SOLE MEMBER:

ILLINOIS POWER HOLDINGS II, LLC,
a Delaware corporation

By: ____________________________
Name: Heidi D. Lewis
Title: Vice President, Group General Counsel and Assistant Secretary

MANAGERS:

By: ____________________________
Name: Steven Novack
Title: Independent Manager

By: ____________________________
Name: Carolyn Burke
Title: Operating Manager

By: ____________________________
Name: Mario Alonso
Title: Operating Manager

IN WITNESS WHEREOF, the undersigned, being an authorized representative of the Member and each of the Managers of the Company have caused this Amendment to be duly executed as of the day and year first above written.

SOLE MEMBER:

ILLINOIS POWER HOLDINGS II, LLC,
a Delaware corporation

By:__________________________
Name: Heidi D. Lewis
Title: Vice President, Group General Counsel and Assistant Secretary

MANAGERS:

By:__________________________
Name: Steven Novack
Title: Independent Manager

By:__________________________
Name: Carolyn Burke
Title: Operating Manager

By:__________________________
Name: Mario Alonso
Title: Operating Manager